Exhibit 4.3


               CIT Group Inc. Long-Term Equity Compensation Plan
                         Effective as of June 1, 2002


                           Section 1.  Establishment, Objectives, and Duration

                           1.1. Establishment of the Plan. CIT Group Inc., a Delaware corporation, formerly known as Tyco Capital Corporation ("CIT"), hereby establishes an incentive compensation plan to be known as the "CIT Group Inc. Long-Term Equity Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Annual Incentive Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units. The Plan is effective as of June 1, 2002 (the "Effective Date") and shall remain in effect as provided in Section
         1.3 hereof.

                           1.2. Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

                           1.3. Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Section 14 hereof, until all Awards granted hereunder are satisfied by the issuance of Shares and/or the payment of cash. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

                           Section 2. Definitions. Except where the context otherwise indicates, any masculine term used herein shall include the feminine, the plural shall include the singular, and the singular shall include the plural. Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

                  2.1. "Annual Incentive Award" means an award granted to a Participant described in Section 6.

                           2.2. "Award" means, individually or collectively, a grant under this Plan of Annual Incentive Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

                           2.3. "Award Agreement" means an agreement entered into by CIT and each Participant setting forth the terms and provisions applicable to an Award.


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                           2.4. "Beneficially Owned", "Beneficially Owns",
         "Beneficial Owner" or "Beneficial Ownership" shall have the respective meanings ascribed thereto or used in Section 13d-3 under the Exchange Act.

                           2.5. "Board" or "Board of Directors" means the board of directors of CIT.

                           2.6. "Business Entity" means any corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other business entity.

                           2.7.  "Change of Control" means:

                                    (a) The acquisition by any Person (in any
                  case, the "Acquiror") of direct or indirect Beneficial Ownership of Voting Securities of any CIT Entity, as a result of which such Acquiror becomes, directly or indirectly, the Beneficial Owner of Voting Securities representing 30% or more of the combined voting power of all Voting Securities of such CIT Entity outstanding immediately thereafter, provided that none of the following shall constitute a Change of Control: (1) any such acquisition in any Non-Control Transaction; or (2) any such acquisition by such CIT Entity, any Subsidiary of such CIT Entity, or any employee benefit plan (or related trust) maintained by such CIT Entity or any Subsidiary thereof; or (3) any such acquisition by Tyco, if immediately prior thereto, each CIT Entity (other than Tyco) is Controlled by Tyco; or (4) any such acquisition directly from such CIT Entity (other than Tyco) if, immediately prior thereto, such CIT Entity is not Controlled by any Person (excluding, however, any such acquisition directly from such CIT Entity resulting from the exercise of any conversion, exchange or exercise privilege unless the security being so converted, exchanged or exercised was acquired directly from such CIT Entity at a time when such CIT Entity was not Controlled by any Person); provided further that if any Acquiror becomes, directly or indirectly, the Beneficial Owner of Voting Securities representing 30% or more of the combined voting power of the then outstanding Voting Securities of such CIT Entity by reason of any acquisition of outstanding Voting Securities by such CIT Entity no Change of Control shall be deemed to have occurred by reason thereof unless and until such Acquiror shall thereafter become the Beneficial Owner of any additional Voting Securities of such CIT Entity under circumstances where, after giving effect thereto, the aforesaid percentage is met, and provided further that no such acquisition (unless Tyco is the CIT Entity whose Voting Securities are being acquired) shall give rise to a Change of Control for so long as, after giving effect thereto, Tyco remains the direct or indirect Beneficial Owner of Voting Securities representing more than 50% of the combined voting power of all Voting Securities of each CIT Entity (other than Tyco); or; or

                                    (b) Consummation of any of the following
                  (each, a "Business Transaction"): (i) any reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving any CIT Entity, (ii) any sale or other disposition of all or substantially all of the assets of any CIT Entity,



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                  or (iii) any acquisition of assets or stock of another
                  Business Entity by any CIT Entity, unless, in any such case, such Business Transaction is a Non-Control Transaction; or

                                    (c)  Consummation of a complete liquidation
                  or dissolution of any CIT Entity; or

                                    (d) If (i) a Change of Control shall not
                  have theretofore occurred and CIT is still Controlled by Tyco, or (ii) a Change of Control shall not have theretofore occurred and CIT is no longer Controlled by Tyco, or (iii) a Change of Control shall have theretofore occurred, individuals who in any such case constitute the then applicable Incumbent Board ceasing for any reason to constitute at least two-thirds of the board of directors of the Ultimate CIT Entity.

                           2.8.  "CIT Entity" means CIT (including its
successors) and any Business Entity Controlling CIT.

                           2.9.  "Code" means the Internal Revenue Code of
1986, as amended from time to time.

                           2.10.  "Committee" means the Compensation and
Governance Committee of the Board or, in the absence of such a committee, the full Board.

                           2.11.  "Company" means the CIT Group Inc., a
Delaware corporation, the successor by merger to the entity formerly known as Tyco Capital Corporation, and any successor thereto, and all Subsidiaries of CIT.

                           2.12. "Control" means, with the respect to any specified Business Entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Business Entity, whether through the ownership of Voting Securities, by contract or agreement or otherwise; and the terms "Controlling", "Controlled by" and "under common Control with" have correlative meanings.

                           2.13. "Covered Employee" means any Participant who is designated by the Committee prior to the date that the Committee establishes the Performance Targets for a Plan Year, to be a "covered employee" within the meaning of Code Section 162(m).

                           2.14. "Director" means any individual who is a current or former member of the Board of Directors or the board of directors of any Subsidiary of CIT.

                           2.15. "Disability" means a physical or mental impairment sufficient to make an individual eligible for benefits under the Company's Long-Term Disability Plan or, in the event there is no Company Long-Term Disability Plan, "Disability" shall have the same meaning as defined in the Company Long-Term Disability Plan last in effect prior to the first date a Participant suffers from such physical or mental impairment.

                           2.16. "Distribution Agreement" means an agreement by and between Tyco and CIT with respect to the direct or indirect distribution or sale of Shares by Tyco.



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                           2.17.  "Effective Date" shall have the meaning
         ascribed to such term in Section 1.1 hereof.

                           2.18. "Employee" means any individual who is a current or former employee of the Company.

                           2.19. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

                           2.20. "Fair Market Value" means the fair market value of Shares as determined by the Committee; provided that, unless otherwise determined by the Committee, the "Fair Market Value" for any Awards made while Shares are traded on a securities exchange means the closing sale price at which Shares were sold regular way on the relevant date on the principal securities exchange on which Shares were traded on such date or, if there was no sale on the relevant date, then on the last previous day on which there was such a sale.

                           2.21. "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Section 8 herein.

                           2.22. "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Section 7 herein which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

                           2.23. "Incumbent Board" means (i) if no Change of Control shall have theretofore occurred and CIT is still Controlled by Tyco, individuals who, as of the date hereof, constitute the board of directors of Tyco, or (ii) if no Change of Control shall have theretofore occurred and CIT is no longer Controlled by Tyco, individuals who, immediately after CIT ceases to be Controlled by Tyco, constitute the board of directors of the Ultimate CIT Entity, or (iii) if a Change of Control shall have theretofore occurred, individuals who, immediately after giving effect to director changes made in connection with such Change of Control, constitute the board of directors of the Ultimate CIT Entity, provided that, in any such case, any individual becoming a director subsequent to such time whose election, or nomination for election by, the stockholders of the Ultimate CIT Entity was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board (but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the Ultimate CIT Entity (a "proxy contest"), including by reason of any agreement intended to avoid or settle any election contest or proxy contest).

                           2.24. "Insider" shall mean an individual who is, on the relevant date, an officer, Director or Beneficial Owner of ten percent (10%) or more of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange


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         Act, all as defined under Section 16 of the Exchange Act and the
         General Rules and Regulations promulgated thereunder.

                           2.25. "Non-Control Transaction" means any Business Transaction involving, or engaged in by, any CIT Entity that satisfies all of the following criteria:

                                    (a) all or substantially all the
                  Beneficial Owners of the outstanding Voting Securities of such CIT Entity, immediately prior to such Business Transaction, Beneficially Own directly or indirectly 65% or more of the combined voting power of the then outstanding Voting Securities of the Business Entity resulting from such Business Transaction (including without limitation a Business Entity which as a result of such Business Transaction owns such CIT Entity or all or substantially all its assets either directly or indirectly through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Transaction, of the Voting Securities of such CIT Entity;

                                    (b) at least two-thirds of the members of
                  the board of directors (or equivalent persons) of the Ultimate CIT Entity after giving effect to such Business Transaction were members of the applicable Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors of such CIT Entity or any other relevant CIT Entity, providing for such Business Transaction; and

                                    (c) no Person (other than: such CIT
                  Entity; any Subsidiary thereof; any employee benefit plan (or related trust) maintained by such CIT Entity or any Subsidiary thereof; the Business Entity resulting from such Business Transaction; and any Person that Beneficially Owned, immediately prior to such Business Transaction, directly or indirectly, Voting Securities representing 15% or more of the combined voting power of the outstanding Voting Securities of such CIT Entity immediately prior to such Business Transaction) Beneficially Owns, directly or indirectly, 15% or more of the combined voting power of the then outstanding Voting Securities of the Business Entity resulting from such Business Transaction.

                           2.26. "Nonemployee Director" means a Director who is not an Employee of the Company.

                           2.27. "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Section 7 herein which is not intended to be treated as an "incentive stock option" under Code
         Section 422.

                           2.28. "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

                           2.29. "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.



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                           2.30.  "Participant" means an Employee or Director
         selected by the Committee to participate in the Plan.

                           2.31. "Performance Share" means an Award granted to a Participant, as described in Section 10 herein.

                           2.32. "Performance Target" means a goal which shall be equal to a desired level or levels for any Plan Year or Plan Years of any or a combination of the following criteria on an absolute or relative basis and, where applicable, measured before or after interest, depreciation, amortization, service fees, extraordinary items and/or special items: (i) pre-tax earnings; (ii) operating earnings; (iii) after-tax earnings; (iv) return on investment; (v) earned value added; (vi) earnings per share; (vii) revenues; (viii) cash flow or cash flow on investment; (ix) return on assets or return on net assets; (x) return on capital; (xi) return on equity; (xii) return on sales; (xiii) operating margin; (xiv) total shareholder return or stock price appreciation; or (xv) net income; in each case determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee) consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof.

                           2.33. "Performance Unit" means an Award granted to a Participant, as described in Section 10 herein.

                           2.34. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of a Performance Target, if applicable, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Section 9 herein.

                           2.35. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as described in Section 13(d) thereof, and shall include any successor to such Person.

                           2.36. "Plan" means the CIT Group Inc. Long-Term Equity Compensation Plan.

                           2.37. "Plan Year" means the fiscal year of the Company or the calendar year, as determined by the Committee.

                           2.38. "Restricted Stock" means an Award of Shares granted to a Participant pursuant to Section 9 herein.

                           2.39. "Retirement" for all Participants, irrespective of whether a Participant is eligible to participate in or is a "Member" in the CIT Group Inc. Retirement Plan effective January 1, 2001 (the "Retirement Plan") or whether a Participant's benefits are calculated pursuant to Article IV or Article V of the Retirement Plan, means either (i) a Participant's election to retire upon attaining his or her "Normal Retirement Age"; or (ii) a Participant's election to retire upon (A) completing at least a 10-year "Period of



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         Benefit Service" and (B) having either (1) attained age 55, or (2)
         incurred an "Eligible Termination" and, at the time of such "Eligible Termination," having attained age 54. The terms "Normal Retirement Age," "Period of Benefit Service" and "Eligible Termination" shall have the meanings as defined in the Retirement Plan.

                           2.40. "Shares" means the shares of common stock of the Company.

                           2.41. "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Section 8 herein. An SAR may be either a Freestanding SAR or a Tandem SAR.

                           2.42. "Subsidiary" means, with respect to any specified Business Entity as of any time, any other Business Entity at least a majority of the outstanding Voting Securities of which at such time are Beneficially Owned, directly or indirectly, by such specified Business Entity.

                           2.43. "Substitute Award" means any Award or Shares granted or issued to a Participant (i) pursuant to the Distribution Agreement, (ii) in substitution or exchange for employee benefits awards previously granted or issued to a Participant by Tyco or CIT or any of its or their predecessors, subsidiaries or affiliates or
         (iii) through the assumption of, or in substitution or exchange for, employee benefits awards, or the right or obligation to make future employee benefits awards, by a Business Entity acquired by the Company or with which the Company combines.

                           2.44. "Tyco" means Tyco International Ltd., a Bermuda company, and its successors.

                           2.45. "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Section 8 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

                           2.46. "Ultimate CIT Entity" means (i) CIT, if CIT is not then Controlled by any Business Entity, or (ii) any Business Entity Controlling CIT that is not Controlled by any other Business Entity, if CIT is then Controlled by any Business Entity.

                           2.47. "Voting Securities", as applied to the stock or the equivalent thereof of any corporation or other Business Entity, means stock or such equivalent of any class or classes, however designated, having ordinary voting power for the election of directors or equivalent persons of such corporation or other Business Entity, other than stock or the equivalent thereof having such power only by reason of the occurrence of a contingency.

                           Section 3.  Administration

                           3.1.  The Administrator.  The Plan shall be
         administered by the Committee. Notwithstanding the foregoing, with respect to any Award granted or to be granted to a Participant who is a Nonemployee Director, the Plan shall be administered



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         by the full Board, and all references herein to the Committee shall be deemed to be references to the Board.

                           3.2. Authority of the Administrator. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions of the Plan, the Committee shall have full power and authority, in its sole discretion, to (a) select Participants from among all eligible Employees and Directors and determine the nature, amount, terms and conditions of Awards in a manner consistent with the Plan; (b) make Awards and Substitute Awards to Participants; (c) construe and interpret the Plan and any agreement or instrument entered into under the Plan; (d) adopt, implement, amend, waive or rescind such rules and regulations as the Committee may deem appropriate for the proper administration or operation of the Plan; (e) subject to the provisions of Section 14, amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan; and (f) make all other determinations and take all other actions as may be necessary, appropriate or advisable for the administration or operation of the Plan. As permitted by law and to the extent permitted by Code Section 162(m), the Committee may delegate to any individual or committee (including a Committee of Nonemployee Directors, to the extent that the Committee shall not be so constituted) its authority, or any part thereof, as it deems necessary, appropriate or advisable for proper administration or operation of the Plan.

                           3.3. Determination of Performance Target. The Committee shall adopt in writing each year, within 90 days of the beginning of such year, the applicable Performance Target that must be achieved in order to receive Annual Incentive Awards, Shares of Restricted Stock (if applicable) or Performance Units and Performance Shares under the Plan.

                           3.4. Decisions Binding. All determinations, interpretations, decisions or other actions made or taken by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding for all purposes and upon all persons, including without limitation the Company, its stockholders, Directors, Employees, Participants, and Participants' estates and beneficiaries.

                           Section 4. Shares Subject to the Plan and Maximum Awards

                           4.1. Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 and Section 4.3 herein, the maximum number of Shares with respect to which Awards may be granted to Participants under the Plan, and the maximum number of Shares that may be issued upon the exercise of ISOs, shall be 26 million of the total outstanding shares of all classes of common stock of CIT. Shares issued under the Plan may be either authorized but unissued Shares, treasury Shares or any combination thereof.



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                           4.2.  Lapsed Awards, Transferred and Relinquished
         Shares, and Business Transactions. To the fullest extent permitted under Rule 16b-3 of the Exchange Act and Sections 422 and 162(m) of the Code:

                                    (a) If any Award granted under this Plan
                  is canceled, terminates, expires, or lapses for any reason without the issuance of Shares or payment in respect thereof (with the exceptions of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem
                  SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

                                    (b) If any Shares are transferred or
                  relinquished to the Company in satisfaction of all or a portion of the exercise price or any withholding obligation with respect to an Award granted under this Plan, any Shares so transferred or relinquished shall be deemed to be available for the grant of an Award under the Plan.

                                    (c) If Substitute Awards (as defined in
                  Section 2.43(iii)) are granted under the Plan in connection with any acquisition or combination specifically approved by CIT's shareholders, the maximum number of Shares with respect to which Awards may be granted to Participants under the Plan shall be increased by the number of Shares covered by such Substitute Awards.

                           4.3. Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, stock dividend or combination of shares or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, an adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Awards limits set forth in subsections 4.4 (a), (b), (c), (d) and (e) as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights, provided, however, that the number of Shares subject to any Award shall always be a whole number.

                           4.4. Maximum Awards. The following rules shall apply to grants of such Awards under the Plan:

                                    (a) Annual Incentive Awards: The maximum
                  aggregate payout with respect to Annual Incentive Awards granted in any one Plan Year to any one Covered Employee shall not exceed 3% of the consolidated pre-tax earnings of the Company for such Plan Year.

                                    (b) Stock Options: The maximum aggregate
                  number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted



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                  in any one Plan Year to any one single Participant shall be
                  100% of the maximum number of Shares provided under
                  Section 4.1.

                                    (c) SARs: The maximum aggregate number of
                  Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one Plan Year to any one single Participant shall be 100% of the maximum number of Shares provided under Section 4.1.

                                    (d) Restricted Stock: The maximum
                  aggregate grant with respect to Awards of Restricted Stock granted in any one Plan Year to any one Participant shall be 100% of the maximum number of Shares provided under Section 4.1.

                                    (e) Performance Shares/Performance Units:
                  The maximum aggregate grant with respect to Awards of Performance Shares or Performance Units granted in any one Plan Year to any one Participant shall be 100% of the maximum number of Shares provided under Section 4.1.

                           Section 5.  Eligibility and Participation

                           5.1. Eligibility. Persons eligible to participate in this Plan include all Directors and all Employees, including Employees who are members of the Board.

                           5.2. Actual Participation. Subject to the provisions of the Plan, the Committee in its sole discretion may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature, amount and terms and conditions of each Award.

                           Section 6.  Annual Incentive Awards

                           6.1. General. Subject to the provisions of the Plan, the Committee may grant Annual Incentive Awards to Participants at any time and from time to time in such amount and upon such terms and conditions as the Committee may determine. At the time that Performance Targets are established by the Committee for a Plan Year, the Committee shall establish an individual Annual Incentive Award opportunity for such Plan Year for each Participant or group of Participants. A Participant's individual Annual Incentive Award opportunity shall be based on the achievement of specified Performance Targets and may be expressed in dollars, as a percentage of base salary, or by formula.

                           6.2. Determination of Annual Incentive Awards. The Committee shall determine the Annual Incentive Award, if any, subject to the attainment of the Performance Target and the maximum Annual Incentive Award limit specified in Section 4.4, payable to each Participant. As soon as practicable after the close of each Plan Year, the Committee shall determine with respect to each Participant whether and the extent to which any applicable Performance Targets were attained or exceeded. Notwithstanding any provision of the Plan to the contrary, the Committee, in its sole and absolute discretion, may decrease, but not increase, the Annual Incentive Awards paid to any Participant who is at such time a Covered Employee.



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                           6.3.  Payment of Annual Incentive Awards.  Annual
         Incentive Awards shall be payable to Participants at such time(s) and in cash or in Shares of equivalent value or in some combination thereof, as the Committee shall determine.

                           6.4.  Termination of Employment with the Company.

                                    (a) Subject to Section 6.4(b) hereto and
                  the provisions of Section 13, if a Participant's employment with the Company is terminated prior to the payment by the Company of an Annual Incentive Award for any Plan Year, such Award shall be forfeited and shall not be payable to the Participant.

                                    (b) In the event of the Participant's
                  death, Disability or Retirement in the Plan Year, the Committee may grant and authorize payment of an Award for such Plan Year to the Participant or, in the event of death, the Participant's beneficiary as designated under Section 11 hereto, in such amount as the Committee in its discretion deems appropriate.

                           6.5. Nontransferability of Annual Incentive Award. No right to an Annual Incentive Award may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

                           Section 7.  Stock Options

                           7.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee; provided, however, that in the case of ISOs the aggregate Fair Market Value (determined at the time the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and any Subsidiary) shall not exceed $100,000.

                           7.2. Award Agreement. Each Option granted shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

                           7.3. Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted, except that (i) a Substitute Award may be granted with an exercise price less than, equal to or greater than the Fair Market Value of a Share on the date such Award is granted, (ii) grants of NQSOs made under the Plan concurrent with or contingent upon the consummation of a private placement, public offering or similar transaction involving Shares or other securities of the Company may be granted with an exercise price equal to the value or price attributed to Shares or such securities for purposes of such transaction, and (iii) in the case of an ISO granted to a Participant owning (actually or constructively under Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a Subsidiary, the Option Price shall not be less than one hundred and ten percent (110%) of the Fair
         Market Value of the Shares on the date of grant.

                           7.4. Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant and no ISO granted to a ten percent (10%) shareholder of the Company shall be exercisable later than the fifth (5th) anniversary of the date of grant.

                           7.5. Exercise of Options. Options granted under this Section 7 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Award or for each Participant.

                           7.6. Payment. Options granted under this Section 7 shall be exercised by the delivery of notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company or its designee in full either (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b). The Committee also may allow cashless exercise as permitted under applicable Federal Reserve Board regulations, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s); provided, however, that if the Committee permits cashless exercise of Options, a Participant may elect to receive the cash proceeds from the cashless exercise in lieu of Shares.

                           7.7. Restrictions on Share Transferability. The Committee may impose such restrictions on the transfer of any Shares acquired pursuant to the exercise of an Option granted under this
         Section 7 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

                           7.8. Termination of Employment with the Company. Subject to the provisions of Section 13, each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company (and, if applicable, the termination of the Participant's employment with Tyco and its Subsidiaries). Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award

         Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Section 7, and may reflect distinctions based on the reasons for termination of employment with the Company.

                           7.9.  Nontransferability of Options.

                                    (a) Incentive Stock Options. No ISO
                  granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or in the event of the Participant's legal incapacity, the Participant's legal guardian or representative.

                                    (b) Nonqualified Stock Options. Except as
                  otherwise provided in a Participant's Award Agreement, no NQSO granted under this Section 7 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that Participants who are executive officers of the Company or Directors may, in the Committee's sole discretion, transfer a NQSO gratuitously or for value to a member of such Participant's immediate family or to a trust, partnership, limited liability company or similar entity benefiting or owned by such Participant's immediate family. Further, except as otherwise provided in a Participant's Award Agreement or with respect to the immediate family member or the immediate family entity of an executive officer of the Company, as determined by the Committee, in its sole discretion, all NQSOs granted to a Participant under this Section 7 shall be exercisable during his or her lifetime only by such Participant or in the event of the Participant's legal incapacity, the Participant's legal guardian or representative.

                           Section 8.  Stock Appreciation Rights

                           8.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Committee shall have complete discretion in determining the number of SARs granted to each Participant; and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

                           8.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

                           8.3. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

                           8.4. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

                           8.5. Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten
         (10) years.

                           8.6. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of a Participant, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof, subject to the availability of Shares to the Company.

                           8.7. Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of any exemption from the liability provisions of Section 16 of the Exchange Act (or any successor rule).

                           8.8. Termination of Employment with the Company. Subject to the provisions of Section 13, each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with a Participant, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment with the Company.

                           8.9. Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or in the event of the Participant's legal incapacity, the Participant's legal guardian or representative.

                           Section 9.  Restricted Stock

                           9.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine. Such Shares of Restricted Stock may be granted upon the attainment of applicable Performance Targets or may be Awards unrelated to Performance Targets. As soon as practicable after the close of each Plan Year, the Committee shall determine with respect to each Participant whether and the extent to which any applicable Performance Targets were attained or exceeded.

                           9.2. Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement that shall specify the restrictions, including restrictions creating a substantial risk of forfeiture, the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine. Restrictions on Restricted Stock shall lapse at such time(s) and in such manner and subject to such conditions as the Committee shall in each instance determine, which need not be the same for each Award or for each Participant.

                           9.3. Transferability. Except as provided in this
         Section 9, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, or in the event of the Participant's legal incapacity, to the Participant's legal guardian or representative.

                           9.4. Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, time-based restrictions on vesting following the attainment of the Performance Target, if applicable, and/or restrictions under applicable Federal or state securities laws. The Company or its designee shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

                           9.5.  Voting Rights.  During the Period of
         Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

                           9.6. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. In the event that any dividend constitutes a "derivative security" within the meaning of Rule 16a-1 of the General Rules and Regulations promulgated under the Exchange Act or an "equity security" within the meaning of Section 3(a)(11) of the Exchange Act, such dividend shall be subject to a period of restriction equal to the remaining Period of Restriction applicable to the Restricted Stock with respect to which the dividend has been paid.

                           9.7. Termination of Employment with the Company. Subject to the provisions of Section 13, each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment with the Company (and, if applicable, the termination of the Participant's employment with Tyco and its Subsidiaries). Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment with the Company.

                          Section 10.  Performance Units and Performance Shares.

                          10.1. Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee upon the attainment of the Performance Target. Each Award of Performance Shares and/or Performance Units shall be evidenced by an Award Agreement that shall specify the initial value of such Performance Shares and/or Performance Units, the Performance Target which payment of such Performance Shares and/or Performance Units depends, the time period during which the Performance Target must be met (the "Performance Period"), the number of Performance Shares and/or Performance Units awarded and such other terms and conditions as the Committee may determine.

                           10.2. Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

                           10.3. Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance

         Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined, as a function of the extent to which the corresponding Performance Target has been achieved. As soon as practicable after the close of each Plan Year, the Committee shall determine with respect to each Participant whether and the extent to which any applicable Performance Targets were attained or exceeded.

                           10.4. Payment of Performance Shares/Units. As soon as practicable after the end of a Performance Period, if the applicable Performance Target for that Performance Period has been achieved, the Company shall deliver to a Participant payment for such Participant's Performance Shares and/or Performance Units in an amount determined, as specified in such Participant's Performance Share and/or Unit Award Agreement, on the last day of the Performance Period by reference to the achievement of the applicable Performance Target. The Committee may permit a Participant to elect payment of the aggregate value of such Participant's Performance Shares and/or Performance Units in cash or in Shares of equivalent value or in some combination thereof, subject to the availability of Shares to the Company. If, and to the extent that, dividends with respect to Shares are declared or paid during the Performance Period, the Committee may direct payment of dividend equivalents to a Participant in an amount equal to the dividends that such Participant would receive or have received if such Participant's Performance Shares were Shares; provided, however, that such dividend equivalents shall be subject to the same restrictions as apply to dividends payable with respect to Restricted Stock pursuant to Section 9.4.

                           10.5. Termination of Employment with the Company. Subject to the provisions of Section 13, each Participant's Performance Share and/or Unit Award Agreement shall set forth if, and the extent to which, the Participant shall have the right to receive payment of Performance Shares and/or Performance Units following termination of the Participant's employment with the Company or any Subsidiary. Such terms and conditions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Share and/or Performance Unit Awards and may reflect distinctions based on the reasons for termination of employment with the Company.

                           10.6. Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Units and/or Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity, the Participant's legal representative.

                           Section 11.  Beneficiary Designation

                           11.1. The beneficiary or beneficiaries of the Participant to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit shall be determined under the Company's Group Life Insurance

         Plan. A Participant under the Plan may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, including the beneficiary designated under the Company's Group Life Insurance Plan, and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant's lifetime. In the absence of a valid designation under the Company's Group Life Insurance Plan or otherwise, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from taking, the Participant's beneficiary shall be the Participant's estate.

                           Section 12. Deferrals. The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units and/or Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                           Section 13.  Effect of a Change of Control

                           13.1. Treatment of Outstanding Awards. Except as otherwise provided in an applicable Award Agreement, upon a Change of
         Control:

                                    (a) Any and all SARs and Options that are
                  granted hereunder to a Participant prior to such Change of Control and that have not lapsed or been forfeited by the effective date of the Change of Control shall become immediately exercisable, and shall remain exercisable until the earlier of the expiration of their initial term or the second anniversary of the Participant's termination of employment with the Company;

                                    (b) Any Period of Restriction and
                  restrictions imposed on Restricted Stock that is granted hereunder to a Participant prior to such Change of Control and that has not been forfeited by the effective date of the Change of Control shall lapse;

                                    (c) The Performance Target with respect to
                  all outstanding Awards of Restricted Stock, Performance Units and Performance Shares that are granted hereunder to a Participant prior to such Change of Control and that have not lapsed or been forfeited by the effective date of the Change of Control shall be deemed to have been attained; and

                                    (d) The vesting of all Awards denominated
                  in Shares that are granted hereunder to a Participant prior to such Change of Control and that have not lapsed or been forfeited by the effective date of the Change of Control shall be accelerated.

                           13.2. The Committee may, in its sole discretion, provide in any Award Agreement for the accelerated vesting of such Award, the accelerated exercisability of such Award and/or the deemed attainment of the Performance Target with respect to such Award upon specified events similar to a Change of Control.

                           13.3. Termination, Amendment, and Modifications of Change of Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this
         Section 13 may not be terminated, amended, or modified upon or after a Change of Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards. Subject to
         Section 14.3, the Board of Directors, upon recommendation of the Committee, may terminate, amend or modify this Section 13 at any time and from time to time prior to a Change of Control.

                           Section 14.  Amendment, Adjustment, and Termination.

                           14.1. Amendment and Termination. Subject to Section 14.3, the Committee may at any time, and from time to time, in its sole discretion alter, amend, suspend or terminate the Plan in whole or in part for any reason or for no reason; provided, however, that no amendment or other action that requires stockholder approval in order for the Plan to continue to comply with applicable law shall be effective unless such amendment or other action shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon.

                           14.2. Adjustment of Performance Targets and Awards. Subject to Sections 6.2 and 14.3, the Committee in its discretion may make adjustments to Performance Targets and Awards and to the terms and conditions of, and the criteria included in, Award Agreements in recognition of events that may materially affect the performance of the Company, including, but not limited to, (a) unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 4.3), (b) significant acquisitions or dispositions of assets or other property by the Company, (c) changes in accounting policies or practices and (d) changes in applicable laws or regulations, whenever and to whatever extent the Committee determines that such adjustments are appropriate.

                           14.3. Awards Previously Granted. No alteration, amendment, suspension or termination of the Plan shall adversely affect in any material way any Award previously made under the Plan without the written consent of the affected Participant; provided, however, that the Committee may modify, without a Participant's consent, any Award previously made to a Participant who is a foreign national or employed outside the United States to recognize differences in local law, tax policy or custom.

                           14.4. Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award of Restricted Stock, compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Section 14, make any adjustments it deems appropriate.

                           Section 15.  Withholding.

                           15.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

                           15.2. Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory minimum total tax (using the Federal Supplemental wage rate, and state or local equivalent as well as any FICA or Medicare taxes) which could be imposed on the transaction. All such elections shall be irrevocable, made in such form as the Committee shall designate, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                           Section 16. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                           Section 17. Arbitration. Any dispute, controversy or claim arising out of or relating to the Plan that cannot be resolved by the Participant on the one hand, and the Company on the other, shall be submitted to arbitration in the state of New Jersey in accordance with the procedures of the American Arbitration Association; provided that any such submission by the Participant must be made within two years of the date of the events giving rise to such dispute, controversy or claim. The determination of the arbitrator shall be conclusive and binding on the Company and the Participant, and judgment may be entered on the arbitrator's award in any court having jurisdiction. The expenses of the arbitration proceeding shall be borne by the Company; provided, however, that each party shall bear its own legal expenses unless the Participant is the prevailing party, in which case the Company shall promptly reimburse the Participant for the reasonable legal fees and expenses incurred by the Participant in connection with such contest or dispute (excluding any fees payable pursuant to a contingency fee arrangement).

                           Section 18.  Legal Construction.

                           18.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

                           18.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                           18.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                           18.4. Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                           18.5. Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of New Jersey.

                           18.6. Special Compensation. Except as otherwise required by law or as specifically provided in any plan or program maintained by the Company, no payment under the Plan shall be included or taken into account in determining any benefit under any pension, thrift, profit sharing, group insurance, or other benefit plan maintained by the Company.

                           18.7. Incompetent Payee. If the Committee shall find that any individual to whom any amount is payable under the Plan is found by a court of competent jurisdiction to be unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then the payment due to him or her or to his or her estate (unless a prior claim thereof has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such individual, or any other individual deemed by the Committee to be a proper recipient on behalf of such individual otherwise entitled to payment. Any such payment shall constitute a complete discharge of all liability of the Plan thereof.

                           18.8. Plan Not an Employment Contract. This Plan is not nor shall anything contained herein be deemed to give any Employee or other individual any right to be retained in his or her employer's employ or to in any way limit or restrict his or her employer's right or power to discharge any Employee or other individual at any time and to treat such Employee without any regard to the effect which such treatment might have upon him as a Participant of the Plan.





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